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                                  EXHIBIT 4(g)

                         ADDITIONAL DEATH BENEFIT RIDER
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                     Peoples Benefit Life Insurance Company
    A Stock Company
    Home Office located at: 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499
    (Hereafter called the Company, we, our or us)    [(800)-866-6007]


                         ADDITIONAL DEATH BENEFIT RIDER

We issued this rider as a part of the policy to which it is attached.

This rider will pay an Additional Death Benefit amount equal to a percentage of the gains accumulated in the policy since the rider was added. This Additional Death Benefit will be paid whenever death proceeds are payable on the base policy to which this rider is attached.

This rider will be considered terminated when the policy is annuitized or surrendered, or an Additional Death Benefit is paid under the terms of this rider. You may also terminate this benefit at any time by notifying us at our service center. Once terminated, this rider may be re-elected. However, a new rider will be issued and the Additional Death Benefit amount will be re-determined.

Policy Number:                    [123456]
Rider Date:                       [01-14-2001]
Additional Death Benefit Factor:  [10.00]%
Rider Fee Percentage:             [0.75]%

DEFINITIONS

Rider Anniversary
The anniversary of the Rider Date for each year the rider remains in force.

Rider Date
The date that this rider is added to the policy.

Rider Earnings
The policy gains accrued and not previously withdrawn since the Rider Date. On a given date, this amount is equal to: the death proceeds of the base policy; minus the Policy Value of the base policy on the Rider Date; minus premiums paid after the rider date; plus amounts withdrawn from the Policy Value after the Rider Date that exceed the Rider Earnings on the date of the withdrawal.

ADDITIONAL DEATH BENEFIT AMOUNT
If death proceeds are payable under the terms of the base policy to which this rider is attached, this rider will pay an Additional Death Benefit equal to the Additional Death Benefit Factor multiplied by the Rider Earnings on the date used to calculate the death proceeds.

ADDITIONAL DEATH BENEFIT PREMIUM
We will deduct a fee from the Policy Value on each Rider Anniversary and a pro-rated fee on the termination date of the rider. The Rider Fee is equal to the Policy Value at the time the fee is deducted, multiplied by the Rider Fee Percentage shown on the first page of this rider. The fee will be deducted from each subaccount and fixed account in proportion to the amount of Policy Value in each account. This fee will not be deducted after the policy is annuitized.

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SPOUSAL CONTINUATION
If a death occurs and the deceased's spouse, if any, is continuing the base policy in lieu of receiving the death proceeds, the continuing spouse has the following options:

o Terminate the Additional Death Benefit Rider and receive a one-time Policy Value increase equal to the amount of the Additional Death Benefit.

o Continue the Additional Death Benefit Rider without the one-time Policy Value increase. An Additional Death Benefit Amount would then be paid upon the death of the continuing spouse.



Additional Death Benefit Example:

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Additional Death Benefit Example Assumptions:
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
Policy value at rider issue                                                                                             $100,000
Premium payments after rider issue                                                                                      $ 25,000
Rider Earnings withdrawn                                                                                                $ 35,000
Death proceeds on base policy                                                                                           $225,000
Additional Death Benefit Factor                                                                                         10%

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Additional Death Benefit Calculations:
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Rider Earnings = death proceeds - policy value on the Rider Date - premium payments after the Rider Date +
withdrawals that exceed Rider Earnings on date of withdrawal = $225,000 - $100,000 - $25,000 + $0                       $100,000

Additional Death Benefit Amount = Additional Death Benefit Factor * Rider Earnings = 10% * $100,000                     $ 10,000

Total death proceeds = death proceeds on base policy + Additional Death Benefit Amount = $225,000 + $10,000             $235,000
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                       Signed for Us at our Home Office.



/s/ Craig D. Vermie                       /s/ Bart Herbert, Jr.

SECRETARY                                PRESIDENT

RTP 1 201 (2)

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